UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

JAMMIN JAVA CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52161	264204714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211

(Address of principal executive offices and Zip Code)

323-556-0746

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

56 Hope Road/HRM Purported License Termination and Lawsuit

On July 21, 2016, Hope Road Merchandising (“HRM”) and Fifty-Six Hope Road Music Limited (“56 Hope Road”) provided Jammin Java Corp. (the “Company”, “we” and “us”) notice of the termination of the short term license agreement that had been entered into between us and HRM on June 27, 2016 (the “Short-Term License”), as described in greater detail in the Current Report on Form 8-K filed by us with the Securities and Exchange Commission on July 7, 2016, and demanded that all use of the Trademarks (defined below) cease immediately.

The Short-Term License provided us a worldwide, exclusive, non-transferable license to utilize the “Marley Coffee” trademarks (the “Trademarks”) from June 27, 2016 until December 27, 2016 (a term of six months), provided that the Short-Term License could have been extended in the sole discretion of HRM (at our request) for an additional six month term after expiration thereof.

Previously, on June 27, 2016, and effective June 24, 2016, 56 Hope Road provided the Company notice of the termination of a prior fifteen (15) year license agreement entered into with 56 Hope Road on September 13, 2012 (the “Long-Term License”), which was replaced by the Short-Term License.

56 Hope Road terminated the Long-Term License, and most recently HRM terminated the Short-Term License, due to our alleged breach of certain of the terms of the Long-Term License and Short-Term License, including, but not limited to, our failure to deliver quarterly statements and annual audited financial statements in a timely manner, and issues raised regarding security interests alleged to have been granted by us in connection with the licenses, to various third parties in alleged violation of the licenses.

We believe that the termination notice received on July 21, 2016 as well as the termination of the Long-Term License, was without merit and that 56 Hope Road has no reasonable basis for such terminations.

After we received the July 21, 2016, notice of termination, both sides worked to resolve the termination and to negotiate a forbearance of the alleged defaults. One of the conditions of the forbearance set by HRM was for the Company to engage a restructuring consultant to provide a picture of the Company and a potential turnaround plan. After discussion between the parties, both we and HRM agreed that we would engage r2 advisors llc (“R2”), a company with whom neither we nor HRM had any prior relationship. R2 provided the preliminary assessment of the Company attached as Exhibit 99.1 hereto. However, after the preliminary assessment was prepared, HRM’s representatives determined that the assessment was biased towards the Company and unfairly promoted the Company’s point of view. We vigorously disagree with this assessment.

Notwithstanding our attempt to work in good faith through the issues raised with HRM in the termination notice, and without prior notice, on August 1, 2016, 56 Hope Road and HRM filed a complaint against us in the Superior Court of the State of California, County of Los Angeles, Central Division (Case No. BC628981)(a copy of the complaint can be found on our website here: https://marleycoffee.com/content/uploads/2016/08/56-Jammin-Java-Complaint-1.pdf). The complaint (a) seeks a declaratory judgment relating to the termination of the licenses, (b) seeks damages for our alleged (i) breaches of the Long-Term License and Short-Term License, (ii) tortious interference with 56 Hope Road’s and HRM’s economic relationships with licenses and prospective licensees, and (iii) trademark infringement; (c) requests an accounting of our books and records; and (d) requests punitive and exemplary damages in connection with allegations of fraud and misrepresentation.

We vehemently deny the allegations made by 56 Hope Road and HRM, and plan to vigorously defend ourselves against the claims made in the complaint.

On August 4, 2016, we filed (a) a notice of removal with the court, requesting the case be removed from state court to the United States District Court for the Central District of California; (b) a request for a temporary restraining order requesting the court to reinstate the Short-Term License until a final decision on the pending lawsuit is determined; and (c) an answer to the complaint denying the allegations of 56 Hope Road and HRM, including certain affirmative defenses, and pleading counterclaims against (i) 56 Hope Road for breach of contract and breach of implied covenants of good faith and fair dealing, (ii) 56 Hope Road and HRM for intentional and negligent interference with prospective economic advantage and intentional and negligent misrepresentation, and (iii) breach of fiduciary duty against Rohan Marley, our former Chairman, and seeking that the court enter judgment in favor of us on all claims alleged by 56 Hope Road and HRM and further seeking economic damages, punitive and exemplary damages, pre-and-post judgment interest and court costs from 56 Hope Road, HRM and Mr. Marley (a copy of the answer and counterclaims can be found on our website here: https://marleycoffee.com/content/uploads/2016/08/3-Answer-Counterclaims-and-Third-Party-Complaint.pdf).

To date, no rulings have been made by the court on our notice of removal or request for temporary restraining order and the lawsuit is in the very early stages of litigation.

In the event that our request for a temporary restraining order is denied by the court, HRM fails to recognize the validity of the Short-Term License, or we are unable, through the pending litigation or otherwise, to obtain rights to the Trademarks, it will have a material adverse effect on our ability to generate revenue, our results of operations and assets, could force us to abandon or attempt to change our business operations, which are currently solely focused on monetizing the Trademarks, and may force us to seek bankruptcy protection, all of which could cause the value of our common stock to decline in value or become worthless. Furthermore, we believe that our ability to generate revenue will be significantly limited during the period the lawsuit, described above, is pending.

If a temporary restraining order is granted, we hope that HRM and its representatives can come back to the table to negotiate a long term licensing deal to replace the Long-Term License, which we believe was unreasonably terminated.

Item 1.02

Termination of a Material Definitive Agreement.

The disclosures in Item 1.01 above regarding the termination of the Short-Term License are incorporated by reference in this Item 1.02.

Item 8.01

Other Events.

r2 advisors llc Agreement

As referenced above in Item 1.01, on July 28, 2016, the Company entered into an agreement with r2 advisors llc to provide interim management services for a term of two weeks. R2 provided us the services of Thomas M. Kim whose biographical information is provided below. The agreement provides for a project fee of $20,000 in consideration for R2 providing us an assessment of our business, a copy of which is attached hereto as Exhibit 99.1. The agreement also includes standard and customary indemnification and confidentiality obligations of the parties.

Since 1988, Mr. Kim has worked in the turnaround or insolvency industry. He has been involved with troubled companies as a bankruptcy lawyer, business analyst and as a turnaround practitioner. Prior to founding r² advisors llc, Mr. Kim was an originator and asset manager with Republic Financial Corporation, a private investment company based in Denver, Colorado, where he recovered troubled loans and performed valuations of distressed companies from an investor’s perspective. Prior to Republic, Mr. Kim was an attorney with LeBoeuf, Lamb, Greene & MacRae, LLP, where he practiced bankruptcy and corporate law.

Mr. Kim holds a Bachelor of Science degree in economics from the University of Utah and a J.D. and MBA from the School of Law and the School of Business Administration at Santa Clara University. Mr. Kim served as global President, Chairman, Immediate Past Chairman, VP of Finance and VP of Membership for the Turnaround Management Association. He has also served as a member of TMA’s Executive Committee and Chair of TMA’s Chapter Resource and Response Council.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	August 1, 2016 Preliminary Assessment/Executive Summary re: Status of Jammin Java Corp. by r2 advisors llc

*Filed Herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: August 5, 2016	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

99.1*	August 1, 2016 Preliminary Assessment/Executive Summary re: Status of Jammin Java Corp. by r2 advisors llc

*Filed Herewith.